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                                                                      EXHIBIT 11

                        Peritus Software Services, Inc.

       Statement re Computation of Net Income (Loss) Per Common Share and
                  Pro Forma Net Income (Loss) Per Common Share

                                  (Unaudited)

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
                                    Three Months Ended     Nine Months Ended
                                      September 30,          September 30,
                                   --------------------  ----------------------
                                     1997*      1996       1997*       1996
                                   ---------- ---------  ---------- -----------
Net income (loss), as reported...  $   84,000 $(206,000) $  928,000 $(5,383,000)
Preferred stock preference items:
  Accrual of cumulative dividends
   on Series A and Series B
   redeemable convertible
   preferred stock...............         --    182,000     675,000     385,000
  Accretion to redemption value
   of Series A and Series B
   redeemable convertible
   preferred stock...............         --     33,000         --       84,000
  Accretion to redemption value
   of redeemable common stock
   rights........................         --     20,000      57,000      41,000
                                   ---------- ---------  ---------- -----------
    Total preferred stock
     preference items............         --    235,000     732,000     520,000
                                   ---------- ---------  ---------- -----------
Net income (loss) attributable to
 common stockholders.............      84,000  (441,000)    196,000  (5,903,000)
                                   ========== =========  ========== ===========
Basic weighted average common
 stock outstanding...............  12,432,000 5,878,000   8,107,000   5,860,000
                                   ========== =========  ========== ===========
Basic net income (loss) per
 share...........................  $     0.01 $   (0.08) $     0.02 $     (1.01)
                                   ========== =========  ========== ===========
Diluted weighted average shares
 outstanding:
  a. shares attributable to
    common stock outstanding.....  12,432,000 5,878,000   8,107,000   5,860,000
  b. shares attributable to
    common stock options and
    warrants.....................   1,848,000       --    3,359,000         --
                                   ========== =========  ========== ===========
                                   14,280,000 5,878,000  11,466,000   5,860,000
                                   ========== =========  ========== ===========
Diluted net income (loss) per
 share...........................  $     0.01 $   (0.08) $     0.02 $     (1.01)
                                   ========== =========  ========== ===========
Net income (loss)................  $   84,000 $(206,000) $  928,000 $(5,383,000)
Pro forma basic weighted average
 shares outstanding:
  a. shares attributable to
    common stock outstanding.....  12,432,000 5,878,000   8,107,000   5,860,000
  b. shares attributable to
    redeemable convertible
    preferred stock..............         --  1,904,000   2,495,000   1,377,000
                                   ========== =========  ========== ===========
                                   12,432,000 7,782,000  10,602,000   7,237,000
                                   ========== =========  ========== ===========
Pro forma basic net income (loss)
 per share.......................  $     0.01 $   (0.03) $     0.09 $     (0.74)
                                   ========== =========  ========== ===========
Pro forma diluted weighted
 average shares outstanding:
  a. shares attributable to
    common stock outstanding.....  12,432,000 5,878,000   8,107,000   5,860,000
  b. shares attributable to
    redeemable convertible
    preferred stock..............         --  1,904,000   2,495,000   1,377,000
  c. shares attributable to
    common options and warrants..   1,848,000       --    3,359,000         --
                                   ========== =========  ========== ===========
                                   14,280,000 7,782,000  13,961,000   7,237,000
                                   ========== =========  ========== ===========
Pro forma diluted net income
 (loss) per share................  $     0.01 $   (0.03) $     0.07 $     (0.74)
                                   ========== =========  ========== ===========
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